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                                                                    EXHIBIT 21.1


                        Subsidiaries of the Registrant
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1.   Akra Travel, Inc., a Florida corporation
2.   AQUA Software Products, Inc., a California corporation
3.   Arrington Travel Center, Inc., an Illinois Corporation
4.   Associated Travel Services, LLC, a Delaware limited liability company
5.   Associated Travel Services of Texas, Inc., a California corporation
6.   Associated Travel Services of Texas, Ltd., a Texas limited partnership
7.   Atlas Travel Service Ltd., a British Columbia corporation
8.   Atlas Travel Services, L.P., a Texas limited partnership
9.   Atlas Travel GP, Inc., a Texas corporation
10.  Atlas Travel Services Corp., a Delaware corporation
11.  Atlas Travel, L.C., a Texas limited liability company
12.  Chartrek International, Inc., a Connecticut corporation
13.  Bowers Worldwide Travel Service, Incorporated, an Arizona corporation
14.  Cornerstone Enterprises, Inc., a Massachusetts corporation
15.  Couch/Mollica Travel, Ltd., a Pennsylvania corporation
16.  Dollinger Travel, Inc., a New York corporation
17.  Envision Vacations, Inc., a Michigan corporation
18.  Evans Travel Group, Inc., a Louisiana corporation
19.  Evans Vacations, Inc., a Delaware corporation
20.  First Travelcorp, Inc., a North Carolina corporation
21.  Forbes Travel Service, Inc., a Pennsylvania corporation
22.  International Travel Resources, Inc., a Georgia corporation
23.  Jarvis Travel Ltd., an Alberta corporation
24.  Jekela Investments Ltd., a British Columbia corporation
25.  Lovejoy-Tiffany & Associates, Inc., a Michigan corporation
26.  McGregor Travel Management Canada Limited, an Ontario corporation
27.  McGregor Travel Management (UK) Limited, incorporated in England and Wales
28.  McGregor Travel Management, Inc., a Connecticut corporation
29.  M. D. Travel Management Limited, incorporated in England and Wales
30.  MSW Group Limited, incorporated in England and Wales
31.  MSW Premier Limited, incorporated in England and Wales
32.  MSW Travel Limited, incorporated in England and Wales
33.  MTA, Inc., a Washington corporation
34.  Moran Travel Bureau, Inc., a Massachusetts corporation
35.  Mutual Travel, Inc., a Washington corporation
36.  Navigant Cruise Center, Inc., a Delaware corporation
37.  Navigant International UK Holdings, Inc., a Delaware corporation
38.  Navigant UK Limited, incorporated in England and Wales
39.  NavigantVacations.com Holdings, inc., a Delaware corporation
40.  NavigantVacations.com, LLC, a Delaware limited liability company
41.  Oaks Travel Corp., a Texas corporation
42.  Omni Travel Service, Inc., a Massachusetts corporation
43.  Professional Travel Corporation, a Colorado corporation
44.  Simmons Associates, Inc., a Virginia corporation
45.  Travel Acquisition Company, a Delaware corporation
46.  Travel Consultants, Inc., a Michigan corporation
47.  TravelCorp, Inc., a Minnesota corporation
48.  World Express Travel, Inc., an Alaska corporation
49.  1255994 Ontario Limited, an Ontario corporation
50.  1377665 Ontario Inc., an Ontario corporation